UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2011

ATMI, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-16239	06-1481060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Commerce Drive, Danbury, Connecticut	06810
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (203) 794-1100

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

This Current Report on Form 8-K/A corrects certain information in our previous Form 8-K filed on February 2, 2011 (the “Prior Report”).  Exhibit 99.1 to the Prior Report, a press release dated February 2, 2011 issued by ATMI, Inc., stated that we generated $84 million of cash from operations in 2010.  After further consideration of ASC 230, Statement of Cash Flows, and related interpretive guidance, on February 11, 2011, we determined that it was appropriate  to exclude from our statement of cash flows the $18 million impact of specific operating asset and liability accounts acquired in the November 2, 2010 Artelis S.A. transaction.  This resulted in an $18 million reduction in cash provided by operating activities from the level previously disclosed in the Prior Report.  There was no change in our cash balance, as cash used for investing activities was also reduced by $18 million.  We have, therefore, concluded that net cash provided from operating activities for 2010 was $66 million.  No other data or information in the Prior Report was impacted by this correction.

The complete consolidated statement of cash flows will be filed as part of the audited financial statements to be included in ATMI’s 2010 Annual Report on Form 10-K.

The information contained in this Item 2.02 of this Current Report on Form 8-K/A is furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMI, Inc. (Registrant)
February 15, 2011 (Date)	/s/ TIMOTHY C. CARLSON Timothy C. Carlson Executive Vice President, Chief Financial Officer and Treasurer